UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2006 (November 9, 2006)

ENIGMA SOFTWARE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50561	20-2675930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Stamford Landing, Suite 100, Stamford, CT 06902

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 360-0646

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On November 9, 2006, the Board of Directors (the “Board”) of Enigma Software Group, Inc., a Delaware corporation (the “Company”) and the management team agreed to the cancellation of certain options previously granted to such officers in order to provide options under the Company’s Stock Option Plan to be granted to other employees and consultants. Specifically, our CEO, Alvin Estevez, agreed to cancel options to purchase 148,993 shares of common stock of the Company (“Common Stock”); our Executive Chairman, Colorado Stark, agreed to cancel options to purchase 114,686 shares of Common Stock; and Richard M. Scarlata, our CFO, agreed to cancel options to purchase 127,931 shares of Common Stock.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit
10.1	Stock Option Cancellation Agreement, dated November 9, 2006, by and between Enigma Software Group, Inc. and Alvin Estevez
10.2	Stock Option Cancellation Agreement, dated November 9, 2006, by and between Enigma Software Group, Inc. and Colorado Stark
10.3	Stock Option Cancellation Agreement, dated November 9, 2006, by and between Enigma Software Group, Inc. and Richard M. Scarlata

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENIGMA SOFTWARE GROUP, INC.

Date: November 14, 2006	By:	/s/Alvin Estevez
Alvin Estevez
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Option Cancellation Agreement, dated November 9, 2006, by and between Enigma Software Group, Inc. and Alvin Estevez
10.2	Stock Option Cancellation Agreement, dated November 9, 2006, by and between Enigma Software Group, Inc. and Colorado Stark
10.3	Stock Option Cancellation Agreement, dated November 9, 2006, by and between Enigma Software Group, Inc. and Richard M. Scarlata